Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION.  BY ACQUIRING THIS NOTE, THE HOLDER REPRESENTS THAT THE HOLDER WILL NOT SELL OR OTHERWISE DISPOSE OF THIS NOTE WITHOUT REGISTRATION OR COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE AFORESAID ACTS AND THE RULES AND REGULATIONS THEREUNDER.

SECURED PROMISSORY NOTE

$1,300,000	December 28, 2011

FOR VALUE RECEIVED, Broadcast International, Inc., a Utah corporation (the “Company”), BI Acquisitions, Inc., a Utah corporation (“BIA”), and Interact Devices, Inc., a California corporation (“IDI” and, with the Company and BIA, each a “Maker” and collectively the “Makers”), intending to be legally bound, jointly and severally hereby promise to pay to the order of the Purchasers identified in the Note and Warrant Purchase and Security Agreement dated December 28, 2011 or its successors or assigns (the “Holder”), in lawful money of the United States of America, the principal sum of One Million Three Hundred Thousand Dollars ($1,300,000), together with interest on the outstanding principal amount under this Secured Promissory Note (“Note”) outstanding from time to time.

1.           Purpose.  This Note is made and delivered by the Maker to the Holder pursuant to the terms of that certain Note and Warrant Purchase and Security Agreement, dated as of December 28, 2011 (the “Original Issue Date”), by and among the Makers, the Collateral Agent, the Holder, and the other Purchasers of the Maker’s Notes (the “Purchase Agreement”).  This Note is one of a series of substantially identical Notes issued by the Makers under the Purchase Agreement.  All capitalized terms used and not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2.           Interest.  Interest on this Note shall accrue from the date hereof until payment in full of all amounts payable hereunder, at an annual rate equal to one and one-half percent (1.5%) per month, compounded annually (the “Interest Rate”), and payable on the Maturity Date (as defined below).  Interest shall be calculated on the basis of a 365-day year, based on the actual number of days elapsed.  From and after the occurrence of any Event of Default (as defined below) and during the pendency thereof, the Interest Rate shall be an annual rate equal to the lesser of one and three-quarters percent (1.75%) per month, compounded annually, or the highest rate permitted by applicable law.  Interest on this Note shall be paid in cash.

3.           Maturity Date.  The principal amount of this Note, together with all accrued and unpaid interest thereon, shall be due and payable in full on February 28, 2012 (the “Maturity Date”).

4.           Prepayment.  The prepayment of principal on this Note shall be governed by and subject to Section 1.8 of the Purchase Agreement (including, without limitation, provision regarding the payment of the Prepayment Premium), the provisions of which are incorporated herein by reference thereto as if fully set forth herein.

5.           Defaults; Remedies.

5.1           Events of Default.  The occurrence of any one or more of the following events shall constitute an event of default hereunder (each, an “Event of Default”):

5.1.1           The Makers fail to make any payment of principal, interest, or both when due under this Note;

5.1.2           Any Maker fails to observe and perform any other covenant or agreement on such Maker’s part to be observed or performed under this Note, which failure continues for a period of thirty (30) days after notice of such failure has been delivered to the Makers;

5.1.3           Any Maker fails to observe and perform any of its covenants or agreements on its part to be observed or performed under the Purchase Agreement or any other Transaction Document and such failure shall continue for more than thirty (30) days after notice of such failure has been delivered to the Makers;

5.1.4           Any representation or warranty made by any Maker in the Purchase Agreement or any other Transaction Document is untrue in any material respect as of the date of such representation or warranty;

5.1.5           Any Maker defaults beyond any period of grace provided with respect thereto in the payment of principal of or interest on any obligation (other than the Notes) in respect of borrowed money;

5.1.6           Any Maker admits in writing its inability to pay its debts generally as they become due, files a petition in bankruptcy or a petition to take advantage of any insolvency act, makes an assignment for the benefit of its creditors, consents to the appointment of a receiver of itself or of the whole or any substantial part of its property, on a petition in bankruptcy filed against it be adjudicated a bankrupt, or files a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof;

5.1.7           A court of competent jurisdiction enters an order, judgment, or decree appointing, without the consent of any Maker, a receiver of such Maker or of the whole or any substantial part of its property, or approving a petition filed against such Maker seeking reorganization or arrangement of such Maker under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, and such order, judgment, or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof;

5.1.8           Any court of competent jurisdiction assumes custody or control of any Maker or of the whole or any substantial part of its property under the provisions of any other law for the relief or aid of debtors, and such custody or control is not be terminated or stayed within sixty (60) days from the date of assumption of such custody or control; or

5.1.9           Final judgment for the payment of money in excess of $500,000 is rendered by a court of record against any Maker and such Maker does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereon, within sixty (60) days from the date of entry thereof and within said period of sixty (60) days, or within such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

5.2           Notice by the Makers.  The Makers shall notify the Holder in writing within five (5) days after the occurrence of any Event of Default of which any Maker acquires knowledge.

5.3           Remedies.  Upon the occurrence of any Event of Default, the entire unpaid principal balance hereunder plus all interest accrued thereon and all other sums due and payable to the Holder under this Note shall, at the option of the Holder, become due and payable immediately without presentment, demand, notice of nonpayment, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by each Maker.  To the extent permitted by law, each Maker waives the right to and stay of execution and the benefit of all exemption laws now or hereafter in effect.  In addition to the foregoing, upon the occurrence of any Event of Default, the Holder may forthwith exercise singly, concurrently, successively, or otherwise any and all rights and remedies available to the Holder by law, equity, or otherwise.

5.4           Remedies Cumulative, etc.

5.4.1           No right or remedy conferred upon or reserved to the Holder under this Note, or now or hereafter existing at law or in equity or by statute or other legislative enactment, is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and shall be in addition to every other such right or remedy, and may be pursued singly, concurrently, successively, or otherwise, at the sole discretion of the Holder, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur.  No act of the Holder shall be deemed or construed as an election to proceed under any one such right or remedy to the exclusion of any other such right or remedy; furthermore, each such right or remedy of the Holder shall be separate, distinct, and cumulative and none shall be given effect to the exclusion of any other.

5.4.2           Each Maker waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served if served by registered or certified mail in accordance with the notice provisions set forth herein and each Maker expressly waives any and all defenses to an exercise of personal jurisdiction by any such court.

5.5           Costs and Expenses.  The Makers will pay upon demand all reasonable costs and expenses of the Holder, including attorneys’ fees, incurred by the Holder in enforcing its rights and remedies hereunder.  Any amount thereof not paid promptly following demand therefor shall be added to the principal sum hereunder and shall bear interest at the Interest Rate from the date of such demand until paid in full.  If the Holder brings suit (or files any claim in any bankruptcy, reorganization, insolvency, or other proceeding) to enforce any of its rights hereunder and shall be entitled to judgment (or other recovery) in such action (or other proceeding), then the Holder may recover, in addition to all other amounts payable hereunder, its reasonable expenses in connection therewith, including attorneys’ fees, and the amount of such expenses shall be included in such judgment (or other form of award).

6.           Exchange or Replacement of Note.

6.1           Exchange.  The Holder, at its option, may in person or by duly authorized attorney surrender the Note for exchange at the offices of the Makers, and at the expense of the Makers receive in exchange therefor a new Note in the same aggregate principal amount as the aggregate unpaid principal amount of the Note so surrendered and bearing interest at the same annual rate as the Note so surrendered, each such new Note to be dated as of the Original Issue Date and to be in such principal amount and payable to such person or persons, or order, as such holder may designate in writing.

6.2           Replacement.  Upon receipt by the Makers of evidence satisfactory to them of the loss, theft, destruction, or mutilation of this Note and (in case of loss, theft, or destruction) of indemnity satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, the Maker will make and deliver a new Note of like tenor in lieu of this Note.

7.           Miscellaneous.

7.1           Amendments, Waivers, and Consents.

7.1.1           Amendment and Waiver by the Requisite Holders.  The Notes, including this Note, may be amended, modified, or supplemented, and waiver or consents to departures from the provisions of the Notes may be given, if the Makers and Majority Purchasers consent to the amendment; provided, however, that no term of this Note may be amended or waived in such a way as to adversely affect the Holder disproportionately to the holder or holders of any other Notes without the written consent of the Holder.  Such consent may be effected by any available legal means, including without limitation at a meeting, by written consent, or otherwise.  Any such amendment or waiver shall apply to and be binding upon the Holder of this Note, upon each future holder of this Note, and upon the Makers, whether or not this Note shall have been marked to indicate such amendment or waiver.  No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

7.1.2           Amendment and Waiver by the Holder.  Notwithstanding anything to the contrary set forth herein, the provisions of this Note may be amended, modified, or supplemented, and waiver or consents to departures from the provisions hereof may be given, upon the written agreement of the Makers and the Holder.  Neither the failure nor any delay in exercising any right, power, or privilege under this Note will operate as a waiver of such right, power, or privilege and no single or partial exercise of any such right, power, or privilege by the Holder will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable law, (i) no waiver that may be given by the Holder will be applicable except in the specific instance for which it is given, and (ii) no notice to or demand on the Makers will be deemed to be a waiver or any obligation of the Makers or of the right of the Holder to take further action without notice or demand as provided in this Note.

7.2           Severability.  In the event that for any reason one or more of the provisions of this Note or their application to any person or circumstance shall be held to be invalid, illegal, or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal, and enforceable in all such other respects and to such extent as may be permissible.  In addition, any such invalidity, illegality, or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

7.3           Assignment; Binding Effect.  The Makers may not assign this Note without the prior written consent of the Holder.  Any attempted assignment in violation of this Section 7.3 shall be null and void.  Subject to the foregoing, this Note inures to the benefit of the Holder, its successors and assigns, and binds the Makers, and their respective successors and permitted assigns, and the words “Holder” and “Maker” whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

7.4           Notice Generally.  All notices required to be given to any of the parties hereunder shall be given as set forth in the Purchase Agreement.

7.5           Governing Law.  This Note will be governed by the laws of the Commonwealth of Pennsylvania without regard to its conflicts of laws principles.

7.6           Section Headings, Construction.  The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Note unless otherwise specified.  All words used in this Note will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the words “hereof” and “hereunder” and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

[EXECUTION PAGE FOLLOWS]

IN WITNESS WHEREOF, the Makers have executed and delivered this Note as of the date first stated above.

BROADCAST INTERNATIONAL, INC., a Utah corporation

By:	/s/ Rodney M. Tiede
Rodney M. Tiede, Chief Executive Officer

BI ACQUISITIONS, INC., a Utah corporation

By:	/s/ Rodney M. Tiede
Rodney M. Tiede, Chief Executive Officer

INTERACT DEVICES, INC., a California corporation

By:	/s/ Rodney M. Tiede
Rodney M. Tiede, Chief Executive Officer

EXHIBIT B

Schedule of Purchase Amounts

Schedule of Purchase Amounts

Broadcast International, Inc. Secured Promissory Note due February 28, 2012

Investor	Principal Amount	Common Stock Warrants
Arnir L. Ecker	$150,000.00	41,250
ACT Capital Partners, LP	$150,000.00	41,250
DeWitt Family Partnership	$100,000.00	27,500
Xiaoying Gao	$250,000.00	68,750
Gus Blass 11	$250,000.00	68,750
John M. Tilney	$200,000.00	55,000
William Scott & Karen Kaplan Living Trust	$200,000.00	55,000
Total	$1,300,000.00	357,500

EXHIBIT C

Form of Warrant

(see attached)

Form of Warrant

BROADCAST INTERNATIONAL, INC.

WARRANT FOR COMMON STOCK

Right to purchase ______________ (_____) Zhares (subject to adjustment) of the common stock, $.05 par value (the "Stock"), of BROADCAST INTERNATIONAL, INC., a Utah corporation (the "Company").

The Company hereby certifies that, for value received,

[WARRANT HOLDER]

or registered assigns (the "Holder"), is entitled to purchase from the Company at any time or from time to time during the Exercise Period (as hereinafter defined) an aggregate of __________fully paid and non-assessable shares, subject to adjustment as provided below, of the Stock, on the payment therefore of the exercise price which shall be $0.65 per share (subject to adjustment) (the "Per Share Exercise Price") multiplied by the number of shares of Stock to be issued (the "Exercise Price"), upon the surrender of this Warrant duly signed by the registered Holder hereof at the time of exercise, accompanied by payment of the Exercise Price, upon the terms and subject to the conditions hereinafter set forth.

The Warrant represented hereby is delivered pursuant to and is subject to that certain Note and Warrant Purchase and Security Agreement accepted by the Company as of December 28, 2011 by and between the Company and the Holder and the other parties thereto (the "Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Agreement.

I          EXERCISE OF WARRANT. This Warrant shall be exercisable commencing on the date hereof and shall expire at the times specified herein under the heading "EXPIRATION OF WARRANT" (the "Exercise Period"). Subject to the foregoing restrictions, the Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time during the Exercise Period, by surrendering this Warrant, with the Notice of Exercise appended hereto duly executed by or on behalf of the Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Exercise Price payable in respect of the number of shares of Stock purchased upon such exercise.

2.           EXPIRATION OF WARRANT. This Warrant shall expire and shall no longer be exercisable upon the earlier to occur of:

(A)           5:00 p.m., Salt Lake City, Utah local time, on December 28, 2016; or

(B)           a Change of Control (as defined below).

In the event of a proposed Change of Control, the Company shall give the Holder thirty (30) days prior notice of the proposed closing date of the Change of Control and, to the extent the Warrant has not been exercised by the closing date of the Change of Control, then this Warrant shall terminate. "Change of Control" shall mean:

a.           the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation or other form of reorganization in which outstanding shares of the

Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, but excluding any transaction effected primarily for the purpose of changing the Company's jurisdiction of incorporation), unless the Company's stockholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions hold at least a majority of the voting power of the surviving or acquiring entity; or

b.           a sale of all or substantially all of the assets of the Company.

3.           DELIVERY OF STOCK CERTIFICATE UPON EXERCISE. As soon as practicable, but in no event later than three Business Days, after the exercise of this Warrant and payment of the Exercise Price (which payment shall be deemed to have occurred when funds are immediately available to the Company without provisions), the Company will cause to be issued in the name of and delivered to the registered Holder hereof or its assigns, or such Holder's nominee or nominees, a certificate or certificates for the number of full shares of Stock of the Company to which such Holder shall be entitled upon such exercise (and in the case of a partial exercise, a Warrant of like tenor for the unexercised portion remaining subject to exercise prior to the expiration of the Exercise Period set forth herein). For all corporate purposes, such certificate or certificates shall be deemed to have been issued and such Holder or such Holder's designee to be named therein shall be deemed to have become a holder of record of such shares of Stock as of the date the duly executed exercise form pursuant to this Warrant, together with full payment of the Exercise Price, is received by the Company as aforesaid. No fraction of a share or scrip certificate for such fraction shall be issued upon the exercise of this Warrant; in lieu thereof, the Company will pay or cause to be paid to such Holder cash equal to a like fraction at the prevailing fair market price for such share as determined in good faith by the Company.

4.           ADJUSTMENTS.

(A)           Dividends. In the event that a dividend shall be declared upon the Stock of the Company payable in shares of Stock, the number of shares of Stock covered by this Warrant shall be adjusted by adding thereto the number of shares that would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend, and the Per Share Exercise Price shall be adjusted by multiplying the Per Share Exercise Price by a fraction (i) the numerator of which is the number of shares of Stock issued and outstanding immediately prior to the payment of such stock dividend and (ii) the denominator of which is the number of shares of Stock issued and outstanding immediately after the payment of such stock dividend.

(B)           Reorganizations, Consolidations, Mergers. Except as otherwise set forth herein, in the event that the outstanding shares of Stock of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then upon exercise of this Warrant there shall be substituted for the shares of Stock covered by this Warrant, the number and kind of shares of stock or other securities that would have been substituted therefor if such shares of Stock had been outstanding on the date fixed for determining the stockholders entitled to receive such changed or substituted stock or other securities and the exercise price shall be proportionately adjusted.

(C)           Other Changes. In the event there shall be any change, other than specified above, in the number or kind of outstanding shares of Stock of the Company or of any stock or other  securities into which such Stock shall be changed or for which it shall have been exchanged, then if the Board of Directors shall determine, in good faith, that such change  equitably requires an adjustment in the number or kind of shares covered by this Warrant, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes on this Warrant.

(D)          Adjustments to Exercise Price for Dilutin, Issues.

a.           Special Definitions. For purposes of this Section 4(D), the following definitions shall apply:

(A)           "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Stock or Convertible Securities.

(B)           "Date of this Warrant" shall mean the date on which this Warrant was issued.

(C)           "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Stock, but excluding Options.

(D)           "Additional Shares of Stock" shall mean all shares of Stock issued (or, pursuant to Section 4(D)(c) below, deemed to be issued) by the Company after the date of this Warrant, other than (i) the following shares of Stock and (ii) shares of Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (i) and (ii) above, collectively, "Exempted Securities"):

(I)           shares of Stock, Options or Convertible Securities issued upon the conversion of Series A Preferred Stock or by reason of a dividend, stock split, split-up or other distribution on shares of Stock that is covered by Sections 4(A), 4(B), or 4(C);

(2)           shares of Stock or Options (or shares of Stock issued upon the exercise of such Options) issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company;

(3)           shares of Stock or Convertible Securities actually issued upon the exercise of Options, or shares of Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided that such issuance is pursuant to the terms of such Option or Convertible Security;

(4)           shares of Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Company;

(5)           shares of Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Company;

(6)           shares of Stock, Options or Convertible Securities issued pursuant to the acquisition of another entity (or the assets of another entity) by the Company, whether by merger, reorganization or otherwise, provided, that such issuances are approved by the Board of Directors of the Company;

(7)           warrants issued pursuant to the terms of the Agreement and the other Subscription Agreements by and between the Company and the Holder and the other investors in the Offering, or any shares of Stock issued upon the exercise of such warrants; or

(8)           shares of Stock issued upon the conversion, exercise or exchange of all other Options and Convertible Securities outstanding on the date of this Warrant.

b.           No Adjustment of Exercise Price. No adjustment in the Exercise Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Stock unless the consideration per share (determined pursuant to Section 4(D)(e) for an Additional Share of Stock issued or deemed to be issued by this Company) is less than the Exercise Price in effect on the date of, and immediately prior to, the issue of such Additional Shares or Stock.

c.           Deemed Issue of Additional Shares of Stock.

(A)           If the Company at any time or from time to time after the date of this Warrant shall issue any Options or Convertible  Securities (excludingOptions or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(B)           If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Exercise Price pursuant to the terms of Section 4(D)(d), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (i) any increase or decrease in the number of shares of Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (ii) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Exercise Price computed upon the original issue of such Option or Convertible  Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Exercise Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of (A) the Exercise Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (B) the Exercise Price that would have resulted from any issuances of Additional Shares of Stock (other than deemed issuances of Additional Shares of Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(C)           If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Exercise Price pursuant to the terms of Section 4(D)(d) (either because the consideration per share (determined pursuant to Section 4 (D)(e)) of the Additional Shares of Stock subject thereto was equal to or greater than the Exercise Price then in effect, or because such Option or Convertible Security was issued before the Date of this Warrant), are revised after the date of this Warrant as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible
Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (i) any increase in the number of shares of Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (ii) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Stock subject thereto (determined in the manner provided in Subsection 4(D)(c)(A)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(D)           Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Exercise Price pursuant to the terms of Section 4(D)(d), the Exercise Price shall be readjusted to such Exercise Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(E)           if the number of shares of Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Exercise Price provided for in this Section 4(D)(c) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (B) and
(C) of Section 4(D)(c)). If the number of shares of Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Exercise Price that would result under the terms of this Section 4(D)(c) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Exercise Price that such issuance or amendment took place at the time such calculation can first be made.

d.           Adjustment of Exercise Price Upon Issuance of Additional Shares of Stock.

In the event the Company shall at any time after the date of this Warrant issue Additional Shares of Stock (including Additional Shares of Stock deemed to be issued pursuant to Section 4(D)(c)), without consideration or for a consideration per share less than the Exercise Price in effect immediately prior to such issue, then the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

(A)           CP2=CP1* (A + B) / (A + C).

(B)           For purposes of the foregoing formula, the following definitions shall apply:

(C)           "CP2" shall mean the Exercise Price in effect immediately after such issue of Additional Shares of Stock

(D)           "CPI" shall mean the Exercise Price in effect immediately prior to such issue of Additional Shares of Stock;

(E)           "A" shall mean the number of shares of Stock outstanding immediately prior to such issue of Additional Shares of Stock (treating for this purpose as outstanding all shares of Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(F)           "B" shall mean the number of shares of Stock that would have been issued if such Additional Shares of Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP I); and

(G)           "C" shall mean the number of such Additional Shares of Stock issued in such transaction.

e.           Determination of Consideration. For purposes of this Section 4(D), the consideration received by the Company for the issue of any Additional Shares of Stock shall be computed as follows:

(A)           For cash and property, such consideration shall:

(1)           insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(2)           insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company; and

(3)           in the event Additional Shares of Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Company.

(B)           For Options and Convertible Securities, the consideration per share received by the Company for Additional Shares of Stock deemed to have been issued pursuant to Section 4(D)(c), relating to Options and Convertible Securities, shall be determined by dividing

(1)           the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(2)           the maximum number of shares of Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

f.           Multiple Closing Dates. In the event the Company shall issue on more than one date Additional Shares of Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Exercise Price pursuant to the terms of Section 4(D)(d), and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Exercise Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(E)           Notice of Adjustments. In the event of any adjustment pursuant to this Section 4, the Company will provide the Holder with notice of such adjustment reasonably promptly after the effective date of such adjustment.

5.           LOST, STOLEN, DESTROYED OR MUTILATED WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft or destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Company will issue and deliver, in lieu thereof, a new Warrant of like tenor.

6.           TRANSFER.

(A)           Owner of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided below.

(B)           Transfer of Warrant. The Company agrees to maintain, at its then principal place of business, books for the registration of the Warrant and transfers thereof, and this Warrant and all rights hereunder are transferable, in whole or in part, on said books at said office, upon surrender of this Warrant at said office, together with a written assignment of this Warrant duly executed by the Holder hereof or his duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled.

7.           COVENANTS. The Company covenants that, so long as this Warrant is exercisable, the Company will reserve from its authorized and unissued Stock a sufficient number of shares to provide for the delivery of Stock pursuant to the exercise of this Warrant. The Company further covenants that all shares of Stock that shall be so deliverable upon exercise of this Warrant shall be duly and validly issued and fully paid and non-assessable.

8.           CERTAIN DEFINITIONS. For purposes of this Warrant, the following definitions shall apply:

(i) "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the Commonwealth of Pennsylvania are authorized or required by law or other governmental action to close.

(ii) "Trading Day" means (a) any day on which the Stock is listed or quoted and traded on its primary Trading Market, or (b) if the Stock is not then listed or quoted and traded on any Trading Market, then any Business Day.

(iii) "Trading Market" means or any national securities exchange, market or trading or quotation facility on which the Stock is then listed or quoted.

(iv) "VWAP" means on any particular Trading Day or for any particular period the volume weighted average trading price per share of Stock on such date or for such period on the primary Trading Market as reported by Bloomberg L.P., or any successor performing similar functions.

9.           MISCELLANEOUS.

(A)           No Rights as Stockholder. This Warrant does not confer upon the Holder any rights of a stockholder of the Company, including, without limitation, any right to vote or to consent to or receive notice as a stockholder of the Company.

(B)          Notices. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective three (3) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed telecopy, in each case addressed as follow: If to the Company to: at 7050 Union Park Avenue, Suite 600, Salt Lake City, Utah 84047, Attn: Chief Executive Officer, facsimile number (801) 562-1773 and if to the Holder to the address shown therefor on the books and records of the Company. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 9, except that any such change of address notice shall not be effective unless and until received.

(C)           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Utah without regard to principles of conflicts of laws.

(D)           Amendment. This Warrant and any provision hereof may be amended solely by an instrument in writing signed by the Company and Holder.

(E)           Severability. In case any one or more of the provisions of this Warrant shall be determined by a court of competent jurisdiction to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby.

(F)           Assignment. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and Holder any legal or equitable right, remedy or cause of action under this Warrant.